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EXHIBIT 16

                                  July 20, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                           Re:      FC Banc Corp.
                                    Commission File Number 0-25616

Gentlemen:

         We have read Item 4 of the Form 8-K Current Report of FC Banc Corp. dated July 17, 2001, and agree with the statements contained therein.

                                Very truly yours,


                                /s/ Dixon, Francis, Davis & Company